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                                                                    EXHIBIT 21.1



                                  SUBSIDIARIES



Deliverex Acquisition Corp.


DPAS Acquisition Corp.


Imagent Acquisition Corp.


Leonard Archives Acquisition Corp.


Permanent Records Acquisition Corp.


Recordex Acquisition Corp.


Researchers Acquisition Corp.


Deliverex Sacramento Acquisition Corp.


B&B (Baltimore-Washington) Acquisition Corp.


Premier Acquisition Corp.


Robert A. Cook Acquisition Corp.


RAC (California) Acquisition Corp.